                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K/A, into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93946, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, and Form S-4 Registration Statement File No. 333-4406.

ARTHUR ANDERSEN LLP

Houston, Texas
July 15, 1996